Exhibit 99.1

IA GLOBAL RELEASES CEO REMARKS FROM ITS ANNUAL SHAREHOLDER MEETING

SAN FRANCISCO, CA July 10, 2007/PRNewswire-FirstCall/ --

IA Global, Inc. (Amex: IAO) today released the remarks from Derek Schneideman, IA Global’s Chief Executive Officer, that were made at the company’s annual shareholder meeting held on June 29, 2007.

Derek Schneideman’s Remarks at the Annual Shareholder Meeting:

“We are very pleased with the progress that the company is making and hold optimistic expectations for the future. We a confident in reconfirming our earlier forecast of a greater than 100% increase in revenues during this fiscal year and we draw shareholders’ attention to the fact that the forecasted revenues do not include any incremental revenues that may accrue from acquisitions. The company advises shareholders it is pursuing a large pipeline of potential acquisition targets. At this time, each of the acquisitions targets are in different stages of due diligence. The target acquisitions are diversely spread, with companies and spin-off divisions being located in Japan, Hong Kong, China, Taiwan, the Philippines, and Singapore. The shareholders’ approval to increase in the number of authorized shares is an indication of the support of the company’s aggressive expansion plans. We hope to make definitive announcements concerning acquisitions in the near future.

The company currently has investments in two countries we are exposed to currency fluctuations. During Q2 and Q3 of 2007 the strength of the US dollar versus the Japanese Yen is expected to have a negative impact on profits; however the company anticipates that Q4 will demonstrate a reverse of that trend and a bounce back of earnings. The company plans to adopt a currency hedging strategy as is necessary. During the first six months of 2007 the company has witnessed a broadening of its shareholder base in geographic terms and in the number of institutional shareholders. We expect this trend to accelerate in the future.

2007 will be a growth year for IA Global Inc.; while we may sacrifice some degree of profitability we strongly believe that our growth strategy will position the company for impressive gains in 2008.

The additions to our board of directors indicate that the company has created a sufficiently extensive series of acquisitions and is now pre-positioning the operational expertise needed to assimilate new businesses, revenue streams and mergers into our overall corporate model. We are transitioning from a good, albeit, relatively small company into a great company. Our goal to be a billion dollar market cap company before 2010 remains our principal focus.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007 the company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the company is expanding its reach to encompass the Philippines/ Singapore, India, and China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the agreement of significant multi-year contracts with major corporations. With these revenues streams in place, revenues in 2007 are expected to double year on year.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline, target sectors and markets, and market cap goals are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability for the significant contracts. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.